UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2012

AFFYMETRIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of Principal Executive Offices) (Zip Code)

(408) 731-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On June 25, 2012, Affymetrix, Inc. (“Affymetrix”) completed the acquisition of eBioscience Holding Company, Inc. (“eBioscience”), a privately-held San Diego, California based company that offers flow cytometry and immunoassay reagents for immunology and oncology research and diagnostics (the “Acquisition”). The Acquisition was completed pursuant to an Amended and Restated Agreement and Plan of Merger dated May 3, 2012 among Affymetrix, Excalibur Acquisition Sub, Inc., a wholly-owned subsidiary of Affymetrix, eBioscience and a representative of the securityholders of eBioscience (the “Acquisition Agreement”). The Acquisition was previously announced by Affymetrix in its Current Report on Form 8-K filed on May 4, 2012 and was funded, in part, by senior secured financing and proceeds from an offering of its 4.00% convertible senior notes due 2019 (the “Notes”), as further discussed below.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On June 25, 2012, Affymetrix entered into a credit agreement, dated as of June 25, 2012, by and among Affymetrix and its domestic subsidiaries, General Electric Capital Corporation (“GE Capital”), Silicon Valley Bank and the other financial institutions party thereto from time to time (collectively, the “Lenders”), as well as certain securities affiliates of the Lenders (the “Credit Agreement”). The following description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

The Credit Agreement provides for a term loan in an aggregate principal amount of $85.0 million (the “Term Loan”) and a revolving credit facility in an aggregate principal amount of $15.0 million (the “Revolving Credit Facility” and, together with the Term Loan, the “Senior Secured Credit Facility”), each with a term of five years. Affymetrix borrowed a total of $85.0 million under the Term Loan on June 25, 2012. The borrowed funds were used to finance a portion of the Acquisition, repay eBioscience’s existing credit facilities and pay fees and expenses incurred in connection with the foregoing and with the Senior Secured Credit Facility. The term loan facility will amortize in quarterly installments in amounts resulting in an annual amortization of 10% during the first year, 15% during the second year, 15% during the third year, 20% during the fourth year and 40% during the fifth year after the closing date.

Interest

At the option of Affymetrix (subject to certain limitations), borrowings under the Credit Agreement bear interest at either a base rate or at the London Interbank Offered Rate (“LIBOR”), plus, in each case, an applicable margin.

Base Rate Option. Interest will be at the base rate plus 4.00% per annum, calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days (as applicable) and payable quarterly in arrears. The base rate will be equal to the greatest of (a) the rate last quoted by The Wall Street Journal (or another national publication selected by GE Capital) as the U.S. “Prime Rate,” (b) the federal funds rate, plus 0.50% per annum and (c) LIBOR for an interest period of one month, plus 1.00% per annum. However, the base rate will not be less than a floor of 2.50% per annum.

LIBOR Option. Interest will be determined based on interest periods to be selected by Affymetrix of one, two, three or six months (and, to the extent available to all relevant lenders, nine or 12 months) and will be equal to LIBOR, plus 5.00%, calculated based on the actual number of days elapsed in a 360-day year. However, LIBOR will be deemed not to be less than a floor of 1.50% per annum. Interest will be paid at the end of each interest period or, in the case of interest periods longer than three months, quarterly.

Guarantors and Collateral

The loans and other obligations under the Senior Secured Credit Facility are (i) guaranteed by substantially all of Affymetrix’s domestic subsidiaries (subject to certain exceptions and limitations) and (ii) secured by substantially all of the assets of Affymetrix and each guarantor (subject to certain exceptions and limitations).

Covenants

The Credit Agreement requires Affymetrix to maintain a fixed charge coverage ratio of at least 1.5 to 1.0, a senior leverage multiple not exceeding initially 2.00 to 1.00 and stepping down to 1.50 to 1.00 and a total leverage multiple not exceeding initially 4.75 to 1.00 and stepping down to 3.50 to 1.00. The Credit Agreement also includes other covenants, including negative covenants that, subject to certain exceptions, limit Affymetrix’, and that of certain of its subsidiaries’, ability to, among other things: (i) incur additional debt, including guarantees by Affymetrix or its subsidiaries, (ii) make investments, pay dividends on capital stock, redeem or repurchase capital stock, redeem or repurchase the Notes or any subordinated obligations, (iii) create liens and negative pledges, (iv) make capital expenditures, (v) dispose of assets, (vi) make acquisitions, (vii) create or permit restrictions on the ability of Affymetrix’ subsidiaries to pay dividends or make distributions to Affymetrix, (viii) engage in transactions with affiliates, (ix) engage in sale and leaseback transactions, (x) consolidate or merge with or into other companies or sell all or substantially all Affymetrix’ asset and (xi) change their nature of business, their organizational documents or their accounting policies.

The Credit Agreement also contains provisions requiring Affymetrix to make the following mandatory prepayments: (a) annual prepayments in an amount equal to 50% of excess cash flow (as defined in the Credit Agreement), subject to a leverage-based step-down, (b) prepayments in an amount equal to 100% of the net cash proceeds of issuances or incurrences of debt obligations of Affymetrix and its subsidiaries (other than debt incurrences expressly permitted by the Credit Agreement), (c) prepayments in an amount equal to 100% of the net proceeds of asset sales in excess of $2.5 million annually (subject to certain reinvestment rights) and (d) prepayments in an amount equal to any indemnification payments or similar payments received under the Acquisition Agreement, subject to certain exclusions.

Events of Default

The Credit Agreement also contains events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-default and cross-acceleration to other indebtedness in excess of specified amounts, monetary judgment defaults in excess of specified amounts, bankruptcy or insolvency, actual or asserted invalidity or impairment of any part of the credit documentation (including the failure of any lien on a material portion of the collateral to remain perfected) and change of ownership or control defaults. In addition, the occurrence of a “fundamental change” under the Indenture (as defined below) governing the Notes or the indenture governing Affymetrix’ senior convertible notes due 2038 would be an event of default under the Credit Agreement.

Certain of the Lenders under the Senior Secured Credit Facility or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for Affymetrix, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

Indenture

On June 25, 2012, Affymetrix completed its registered underwritten public offering of $105.0 million aggregate principal amount of the Notes pursuant to an underwriting agreement with Citigroup Global Markets Inc. and Morgan & Stanley & Co. LLC, as representatives of the several underwriters named therein. The offering of the Notes was registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-181781, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act’), including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Act, dated June 19, 2012, to the prospectus contained in the Registration Statement, dated May 31, 2012.

Affymetrix issued the Notes under a base indenture (the “Base Indenture”) and a first supplemental indenture (the “Supplemental Indenture” and together, the “Indenture”), dated June 25, 2012, between Affymetrix and The Bank of New York Mellon Trust Company, N.A., as trustee. Copies of the Base Indenture and the Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and the terms thereof are incorporated herein by reference. The following description is qualified in its entirety by the complete text of the Indenture.

Interest

The Notes bear interest at a rate of 4.00% per annum. Interest on the Notes is payable on July 1 and January 1 of each year beginning on January 1, 2013. The Notes will mature on July 1, 2019 unless earlier redeemed, repurchased or converted.

Ranking

The Notes are unsecured and rank senior in right of payment to any of Affymetrix’ indebtedness that is expressly subordinated in right of payment to the Notes, and equal in right of payment to any of Affymetrix’ unsecured indebtedness that is not so subordinated. The Notes are effectively junior in right of payment to any of Affymetrix’ secured indebtedness (including amounts outstanding under the Senior Secured Credit Facility) to the extent of the value of the assets securing such indebtedness. The Notes also are structurally subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of Affymetrix’ subsidiaries.

Conversion Rights

Holders of the Notes may convert their Notes into shares of Affymetrix’ common stock at any time and from time to time prior to the close of business on the business day immediately preceding July 1, 2019. The conversion rate will initially be 170.0319 shares of Affymetrix’ common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $5.88 per share of common stock. The conversion rate will be subject to adjustment upon the occurrence of specified events. In addition, Affymetrix will increase the conversion rate for holders who elect to convert Notes in connection with certain fundamental change transactions occurring on or prior to July 1, 2019, as described in the Indenture.

Optional Redemption

Affymetrix may not redeem the Notes before July 1, 2017. On or after that date, Affymetrix may redeem all or part of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be redeemed if the last reported sale price per share of Affymetrix’ common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending within five trading days prior to the date on which Affymetrix provides notice of redemption.

Fundamental Change

Holders may also require Affymetrix to repurchase all or a portion of their Notes, subject to specified exceptions, upon the occurrence of a “fundamental change” specified in the Indenture at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, to, but excluding, the repurchase date.

Events of Default

The Indenture contains customary terms, covenants and events of default. If an event of default (as defined therein) occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Affymetrix or any of its subsidiaries, the principal amount of the Notes shall automatically become and be immediately due and payable.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

The purchase price for the Acquisition was approximately $315.0 million in cash. A portion of the purchase price was placed in escrow and will be paid to Affymetrix or eBioscience securityholders based on any claims for indemnification by Affymetrix during the escrow period.

Additional information and details of the Acquisition Agreement were previously disclosed in Item 1.01 of Affymetrix’ Current Report on Form 8-K filed on May 4, 2012 and Item 8.01 of Affymetrix’ Current Report on Form 8-K filed on May 31, 2012, both of which are incorporated by reference into this Item 2.01. The foregoing description of the Acquisition Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Acquisition Agreement, a copy of which was included as Exhibit 2.2 to Affymetrix’ Current Report on Form 8-K filed on May 31, 2012 and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of eBioscience as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 and the unaudited condensed consolidated financial statements of eBioscience as of March 31, 2012 and for the three months ended March 31, 2012 and 2011 were included as Exhibit 99.1 to Affymetrix’ Current Report on Form 8-K filed on May 31, 2012, which is incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma combined financial statements reflecting the Acquisition were included as Exhibit 99.2 to Affymetrix’ Current Report on Form 8-K filed on May 31, 2012, which is incorporated herein by reference. The unaudited pro forma combined financial statements were prepared prior to the offering of the Notes. The actual interest rate of Notes was set at 4.00% per annum, 0.5% higher than the interest rate assumed in the pro forma combined financial statements, which results in a $0.5 million increase in pro forma interest expense for the year ended December 31, 2011 and a $0.1 million increase in pro forma interest expense for the three months ended March 31, 2012.

(d) Exhibits

Item No.	Description

4.1	Indenture dated as of June 25, 2012 by and between Affymetrix, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture dated as of June 25, 2012, by and between Affymetrix, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.3	Form of 4.00% Convertible Senior Note Due 2019 (included in Exhibit 4.2).

5.1	Opinion of Davis Polk & Wardwell LLP.

10.1	Credit Agreement, dated as of June 25, 2012, by and among Affymetrix, Inc. and its subsidiaries, General Electric Capital Corporation, Silicon Valley Bank and the other financial institutions and their securities affiliates party thereto.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.
(Registrant)

Date: June 25, 2012	By:	/s/ John F. Runkel, Jr.
John F. Runkel, Jr.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Item No.	Description

4.1	Indenture dated as of June 25, 2012 by and between Affymetrix, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture dated as of June 25, 2012, by and between Affymetrix, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.3	Form of 4.00% Convertible Senior Note Due 2019 (included in Exhibit 4.2).

5.1	Opinion of Davis Polk & Wardwell LLP.

10.1	Credit Agreement, dated as of June 25, 2012, by and among Affymetrix, Inc. and its subsidiaries, General Electric Capital Corporation, Silicon Valley Bank and the other financial institutions and their securities affiliates party thereto.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).